UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8659 Research Drive

Irvine, CA 92618

(Address of Principal Executive Offices) (Zip Code)

(949) 453-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 22, 2013, Mr. Reza Meshgin, who currently serves as the President and Chief Executive Officer, and as a director, of Multi-Fineline Electronix, Inc. (the “Company”), established a trading plan adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 and the Company’s insider trading policy.

Mr. Meshgin’s plan allows for transactions to take place between June 22, 2013 and June 24, 2014. According to the plan, during this period he will exercise and sell options covering up to 85,000 shares that were granted in June 2004, assuming certain price targets are met. These options have a June 24, 2014 expiration date. In addition to the equity subject to this trading plan, Mr. Meshgin holds 82,496 shares of the Company’s common stock, 277,389 stock appreciation rights (with various exercise prices and vesting dates), 45,910 time-based restricted stock units and 96,917 performance-based restricted stock units.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Multi-Fineline Electronix, Inc.,
a Delaware corporation

Date: May 23, 2013
	By:	/s/ Reza Meshgin
Reza Meshgin
President and Chief Executive Officer